Confidential Treatment Requested by Upstart Holdings, Inc.

Pursuant to 17 C.F.R. Section 200.83

Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Name of Subsidiary	Jurisdiction of Incorporation
Upstart Network, Inc.	Delaware
Upstart Funds GP, LLC	Delaware
Upstart Network Trust	Delaware
Upstart Loan Trust	Delaware
Upstart Loan Trust 2	Delaware
Upstart Funding I, LLC	Delaware
Upstart Securitization Trust 2017-1	Delaware
Upstart Funding Grantor Trust 2017-1	Delaware
Upstart Funding II, LLC	Delaware
Upstart Securitization Trust 2017-2	Delaware
Upstart Funding Grantor Trust 2017-2	Delaware
Upstart Securitization Trust 2018-1	Delaware
Upstart Funding Grantor Trust 2018-1	Delaware
Upstart Securitization Trust 2018-2	Delaware
Upstart Funding Grantor Trust 2018-2	Delaware
Upstart Securitization Trust 2019-1	Delaware
Upstart Funding Grantor Trust 2019-1	Delaware
Upstart Securitization Trust 2019-2	Delaware
Upstart Funding Grantor Trust 2019-2	Delaware
Upstart RR Funding 2017-1, LLC	Delaware
Upstart RR Funding 2017-2, LLC	Delaware
Upstart RR Funding 2018-1, LLC	Delaware
Upstart RR Funding 2018-2, LLC	Delaware
Upstart RR Funding 2019-1, LLC	Delaware
Upstart RR Funding 2019-2, LLC	Delaware
AMG Acquisition Corp.	Delaware
AMG Acquisition Sub, LLC	Delaware